Exhibit 99.1

Genworth Financial Announces Election of Elaine Sarsynski to Board of Directors

Richmond, VA (March 23, 2022) – Genworth Financial, Inc. (NYSE: GNW) today announced the election of a new independent director to its Board of Directors: Elaine Sarsynski, former Chairwoman, Chief Executive Officer and President of Mass Mutual International. She will stand for election with the other Directors at Genworth’s 2022 Annual Meeting of Stockholders.

Additionally, the company announced that current board member Debra Perry intends to retire from service on the Board of Directors following the completion of her current term in May 2022. She will not stand for re-election.

“I am very pleased that Elaine is joining the Genworth Board given her extensive experience in the global insurance and financial service industries. I am confident that her contributions will support the company’s continued progress to improve stockholder value,” said Melina Higgins, non-executive Chair of the Genworth Board. “I am grateful to Debra for her service to Genworth and its stockholders over the past six years. Debra served during an especially critical time for Genworth, and her guidance as Risk Committee chair, as well as her broad financial and risk expertise, were invaluable to our success in navigating that period.”

“I’m proud of the progress we’ve made in the past several years in bringing a diverse and outstanding group of Directors to Genworth’s Board. Their guidance through a pivotal period for our company has enabled Genworth to significantly strengthen our financial condition and be well-positioned for future growth,” said Tom McInerney, Genworth President and CEO. “Debra’s counsel played an integral part in our success over this period, and I’m thankful for her strong commitment and financial expertise. I am confident that Elaine will continue that legacy as she brings her own set of knowledge and experiences to Genworth.”

Ms. Sarsynski’s extensive experience as a business leader in the insurance industry, 15 years of governance experience as a Director for both public and private companies, and strong risk and financial knowledge will provide the Board with significant additional insight as it oversees Genworth’s strategy and operations. Prior to her retirement in 2017, Ms. Sarsynksi spent 12 years with MassMutual, most recently serving as Chairwoman, Chief Executive Officer and President of Mass Mutual International. Earlier in her career, she also held multiple senior management positions over 17 years at Aetna, overseeing segments of the company’s Investments Division and leading the Corporate Finance Department.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 provider of products, services and solutions that help families address the financial challenges of aging. Headquartered in Richmond, Virginia, we apply our nearly 150 years of experience each day to helping people navigate caregiving options and fund their long term care needs. Genworth is also the parent company of publicly traded Enact Holdings, Inc. (Nasdaq: ACT), a leading U.S. mortgage insurance provider. For more information on Genworth, please visit https://www.genworth.com/. From time to time Enact separately releases financial and other information about its operations. This information can be found at https://ir.enactmi.com/.

Important Additional Information and Where to Find It

Genworth Financial, Inc. (the “Company”) intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2022 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on our website at https://genworth2014.q4web.com/investors/Financials—Reports/sec-filings/default.aspx, or by contacting investorinfo@genworth.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2022 annual meeting of stockholders. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on April 1, 2021, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for future business and financial performance of Genworth Financial, Inc. (Genworth) and its consolidated subsidiaries. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, as well as risks discussed in the risk factor section of Genworth’s Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission (SEC) on February 28, 2022. Genworth undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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For further information:

Investors:

Sarah Crews

investorinfo@genworth.com

Media:

Amy Rein

Amy.rein@genworth.com